Exhibit 10.15

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to EMPLOYMENT AGREEMENT (“Amendment”), dated and effective as of February 23, 2011, (the “Effective Date”) by and between SolarWinds Worldwide, LLC, a Delaware Limited Liability Company (the “Company”) and Michael J. Berry (the “Employee”) (collectively referred to as “Parties”).

WHEREAS, the Parties entered into the Employment Agreement effective February 16, 2010;

WHEREAS, the Parties desire to amend the Employment Agreement in order to incorporate the changes herein;

WHEREAS, the Parties acknowledge the adequacy and sufficiency of consideration specified herein;

IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

Section 5 of the Employment Agreement should be deleted and replaced with the following:

“5. Change of Control Benefits. “Change of Control” shall be defined as a transaction or series of transactions where the shareholders of SolarWinds, Inc. immediately preceding such transaction own, following such transaction, less than 50% of the voting securities of SolarWinds, Inc.; provided however, that a firmly underwritten public offering of the Common Stock shall not be deemed a Change of Control. In the event of termination of the Employee’s employment by the Company other than for Cause or in the event of Constructive Termination, in each case upon or during the twelve (12) month period after the effective date of a Change of Control, the Employee shall be entitled to (i) a lump sum cash severance amount equivalent to six (6) months of Employee’s then current annual base salary; (ii) all of Employee’s remaining unvested Stock Options, Restricted Stock, or Restricted Stock Units grants from all of Employee’s then-outstanding grants shall immediately and fully vest as of the date of such termination, and (iii) the Employee shall receive the consideration set forth in sections 4(c) and 4(d) hereof.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SOLARWINDS WORLDWIDE, LLC

/s/ Kevin B. Thompson	/s/ Michael J. Berry
Kevin B. Thompson	Michael J. Berry
President and Chief Executive Officer